Exhibit 13.1

Officer Certifications Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Empresa Distribuidora y Comercializadora Norte S.A., a sociedad anónima organized under the laws of Argentina (the “Company”), does hereby certify to such officer’s knowledge that:

The Amendment No. 3 to the Annual Report on Form 20-F for the year ended December 31, 2011 (the “Amendment No. 3”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Amendment No. 3 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 25, 2013.

/s/ Edgardo Alberto Volosin
Name: Edgardo Alberto Volosin
Title: Chief Executive Officer

Date: March 25, 2013.

/s/ Leandro Carlos Montero
Name: Leandro Carlos Montero
Title: Chief Financial Officer